UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue
White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.01: ITT CORPORATION 1997 LONG-TERM INCENTIVE PLAN
EX-10.02: ITT CORPORATION 2003 EQUITY INCENTIVE PLAN

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
          On March 5, 2009, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of ITT Corporation (the “Company”) approved base salaries for 2009 and long-term incentive opportunities for the individuals expected to be named executive officers in the Proxy Statement for our 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”). All decisions with respect to compensation for Steven R. Loranger, Chairman, President and Chief Executive Officer, were made solely by the Committee. Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2009 Annual Meeting.
          Base Salaries for 2009
          In response to the worldwide economic turmoil, at management’s recommendation, the Committee elected to eliminate 2009 merit increases and freeze 2009 base salaries for most all executives, including those individuals expected to be named executive officers in the Company’s 2009 Proxy Statement. With respect to anticipated named executive officers, 2009 base salary freezes were approved for Mr. Loranger, Ms. Ramos, Mr. Hill and Mr. Maffeo. The Committee considered the significant promotion and related expansion of responsibilities for Ms. McClain, named as President, Fluid and Motion Control on December 8, 2008, and approved a promotional increase resulting in a base salary of $515, 000, effective March 1, 2009 for Ms. McClain.
          2009 Long-Term Incentive Opportunities
          At management’s recommendation the Committee also considered the worldwide economic turmoil in determining long-term incentive opportunities. The Committee decided to reduce the 2009 pool of long-term incentive opportunities by ten percent from 2008 long-term incentive opportunities for all Company executives. This reduced opportunity impacts the following individuals expected to be named executive officers in the Company’s 2009 Proxy Statement:
•	Mr. Loranger received a reduced 2009 long-term incentive award valued at $5,940,000 composed of a $1, 980,000 Total Shareholder Return (“TSR”) Award at 100% of target; 52,243 shares of restricted stock subject to cliff vesting three years from the grant date, and 165,690 stock options with an exercise price of $33.19, the Company’s closing stock price on March 5, 2009, subject to three year cliff vesting, with an expiration date on March 5, 2016;

•	Ms. Ramos received a reduced 2009 long-term incentive award valued at $1,080,000 composed of a $360,000 TSR Award at 100% of target; 9,499 shares of restricted stock subject to cliff vesting three years from the grant date, and 30,130 stock options with an exercise price of $33.19, the Company’s closing stock price on March 5, 2009, subject to three-year cliff vesting, with an expiration date on March 5, 2016; and

•	Ms. McClain received a reduced 2009 long-term incentive award valued at $1,080,000 composed of a $360,000 TSR Award at 100% of target; 9,499 shares of restricted stock subject to cliff vesting three years from the grant date and 30,130 stock options with an exercise price of $33.19, the Company’s closing stock price on March 5, 2009 subject to three year cliff vesting, with an expiration date on March 5, 2016.
Ms. McClain’s long-term incentive opportunities were reduced ten percent from those long-term incentive opportunities applicable to the promotional level described above. Messrs. Maffeo and Hill did not receive long-term incentive opportunities due to their anticipated separation from the Company during 2009.

With respect to Ms. McClain, the Committee also approved a separate grant of 52,770 shares of restricted stock as a retention incentive, subject to cliff vesting five years from March 5, 2009, the date of grant.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.01	ITT Corporation 1997 Long-Term Incentive Plan Award Agreement (amended March 5, 2009)

10.02	ITT Corporation 2003 Equity Incentive Plan Restricted Stock Award Agreement (amended March 5, 2009)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

Date: March 9, 2009	By:	/s/ Kathleen S. Stolar Kathleen S. Stolar
	Its:	Vice President, Secretary and Associate General Counsel